                                                                 EXHIBIT 10.31

                  FIRST AMENDMENT TO HCC PARTICIPANT AGREEMENT


       This First Amendment to HCC Participant Agreement is entered into by and between The Hotel Clearing Corporation, hereinafter called "HCC", and CHOICE HOTELS INTERNATIONAL, INC., hereinafter called "Participant", to be effective the 11th day August, 1995 (the "First Amendment").


                                  AGREED FACTS

       1. HCC and Participant have heretofore entered into an HCC Participant Agreement dated effective March 31, 1995 (hereinafter called the "Participant Agreement").

       2. HCC and Participant have mutually agreed to amend certain provisions of the Participant Agreement as more specifically set forth herein.

       3. HCC and Participant intend for this First Amendment to set forth in its entirety their agreement made this date with respect to the amendments to the Participant Agreement as set forth herein.


                                   AGREEMENT

       FOR AND IN CONSIDERATION of the above stated facts, which are hereby acknowledged as true and correct, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HCC and Participant hereby agree as follows:

       1. Section 3.1 of the Participant Agreement is hereby deleted in its entirety and is hereby replaced with the following:

              "3.1   Fees for Processing HCC Travel Agent Commissions.

                     (a) For each of the [*] Commissionable Reservations processed each calendar year pursuant to this Agreement, Participant shall pay to HCC each month a transaction fee of [*] per Commissionable Reservation ("HCC Travel Agent Transaction Fees"). Participant shall pay no HCC Travel Agent Transaction Fees for any Commissionable Reservation transactions in excess of [*] in each calendar year.


                                             *Confidential Treatment Requested

                     (b) For Commissionable Reservations between [*] and [*] processed each calendar year pursuant to this Agreement, neither HCC nor Participant shall pay any fee.

                     (c) For each Commissionable Reservation in excess of [*] but less than [*] processed in each calendar year pursuant to this Agreement, HCC shall pay to Participant each month a fee (a "Participant Fee") as follows:

                            (i)    For the first [*] Commissionable
                                   Reservations in excess of [*] Commissionable
                                   Reservations [*] per Commissionable
                                   Reservation.

                            (ii) For each Commissionable Reservation in excess of [*] Commissionable Reservations - [*] per Commissionable Reservation."

              [*]

              The fees set forth in Section 3.1(a)-(c) shall apply until such time as the fees per Commissionable Reservation are either (i) determined as standard fees for Pegasus stockholders or (ii) such fees are generally applicable to Pegasus stockholders. At such time, HCC shall make such pricing available to Participant and Participant shall have the right to amend this Agreement accordingly. In the event such standard or generally applicable fees are not established by August 15, 1996, HCC shall promptly provide notice to Participant of any more favorable fees or pricing offered to any other Pegasus stockholders for HCC Participant Agreements beginning after August 15, 1995 and Participant shall have the right to amend this Agreement accordingly.

       2. Section 3.4 of the Participant Agreement is hereby deleted in its entirety and is hereby replaced with the following:

              "3.4 Billing Statements. Based upon the information provided HCC by or with respect to Participant pursuant to Section
                     2.2 above, HCC will provide monthly billing statements detailing (i) HCC Travel Agent Commissions to be paid by Participant for the period covered by such billing statement; (ii) HCC Travel Agent Transaction Fees to be paid by Participant and (iii) [*] , based on [*]


                                               *Confidential Treatment Requested

                     [*] processed during the period covered by such billing statement. All fees and costs shall be paid in U.S. dollars."

       3. Section 3.5 of the Participant Agreement is hereby deleted in its entirety.

       4. Section 4.1 of the Participant Agreement is hereby deleted in its entirety and is replaced with the following:

              "4.1 Term of Agreement. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall expire [*]. This Agreement will be automatically renewed and extended for additional twelve
                     (12) month periods unless, at least thirty (30) days prior to the expiration of the initial term or any additional twelve (12) month period, either party provides written notice to the other of its decision not to renew and extend."

       5. Section 5.2 of the Participant Agreement is hereby deleted in its entirety.

       6. This First Amendment shall be and hereby is incorporated into the Participant Agreement for all intents and purposes and all terms, provisions and definitions of the Participant Agreement shall apply.

       7. Except for the provisions inconsistent with the terms of this First Amendment, the Participant Agreement is hereby ratified and affirmed in all respects.


       This First Amendment is effective as of the date stated above and executed on the dates indicated below.

                                            THE HOTEL CLEARING CORPORATION

                                            By:
                                                  -------------------------
                                                  John F. Davis, III
                                                  President

                                            Date:
                                                  -------------------------


                                            CHOICE HOTELS INTERNATIONAL, INC.

                                            By:
                                                  -------------------------

                                            Its:
                                                  -------------------------

                                            Date:
                                                  -------------------------



                                               *Confidential Treatment Requested

                           HCC PARTICIPANT AGREEMENT


         This Agreement (the "Agreement") is entered into by and between THE HOTEL CLEARING CORPORATION, a Delaware corporation ("HCC"), and CHOICE HOTELS INTERNATIONAL, INC. ("Participant"), to be effective the 31st day of March, 1995.


SECTION 1.       DEFINITIONS

         1.1 For purposes of this Agreement, the following definitions shall apply:

                 (i) Commissionable Reservations. Commissionable Reservations within a particular time period equals the number of reservations (both voice and electronic) processed through the HCC System within such time period that are identified as "commissionable" or "partially commissionable" on the transaction records provided by Participant to HCC and for which a travel agent commission is paid pursuant to this Agreement.

                 (ii) HCC System. The HCC System is an automated clearinghouse system to provide for the coordination of reservation information, transfer of hotel reservation commissions and ancillary services to Travel Agents and Participating Entities.

                 (iii) Participating Entity. A Participating Entity is an operator of a hotel reservation system that has executed a HCC Participant Agreement.

                 (iv) HCC Travel Agents. An HCC Travel Agent is a travel agency who has executed an HCC Subscriber Agreement. A list of current HCC Travel Agents will be periodically provided by HCC to Participant.

                 (v) HCC Travel Agent Commissions. HCC Travel Agent Commissions are the commissions paid by Participant to HCC Travel Agents pursuant to this Agreement. HCC Travel Agent Commissions will be based on commission rates provided by Participant to HCC.

SECTION 2.       THE HCC SYSTEM

         2.1 Duties of HCC. HCC will provide and operate the HCC System for the use and benefit of Participant, its franchisees and affiliates, and other Participating Entities. HCC will provide all reasonable and necessary technical support, hardware and software, except as otherwise provided herein, and modifications to the HCC System to provide clearinghouse services to Participant and its franchisees and affiliates as described below. Upon compliance with the terms of this Agreement by Participant, its franchisees and affiliates, and subject to Section 5 hereof, HCC will provide the following clearinghouse services to Participant and its franchisees and affiliates:

                 (i) unless earlier authorized by Participant, no earlier than January 1, 1996, identify Participant to travel agents as being a HCC System Participating Entity;

                 (ii) provide billing statements for HCC Travel Agent Commissions, Transaction Fees (as defined below) and other fees, costs and expenses to Participant no later than the fifteenth (15th) business day after the end of each month as provided in Section 3 below;

                 (iii) distribute collected HCC Travel Agent Commissions received from Participant and its affiliates and franchisees to the appropriate HCC Travel Agents as set forth in the HCC Travel Agent Commission information provided by Participant;

                 (iv) provide no later than the fifteenth (15th) business day of each month reports to Participant and HCC Travel Agents reflecting HCC Travel Agents' reservation transactions with Participant and HCC Travel Agent Commissions owed based upon the data provided to HCC by Participant and its affiliates and franchisees who are participating in the HCC System; and

                 (v) provide telephone customer support services from 8:00 a.m. to 6:00 p.m., U.S. Central time, Monday through Friday, exclusive of legal holidays.

The procedures of the HCC System are subject to changes for enhancements from time to time as determined by HCC.

         2.2 Duties of Participant. Participant shall diligently and in good faith do the following:

                 (i) Cooperate fully with HCC personnel with respect to the implementation of the HCC System between HCC Travel Agents and Participant and its affiliates and franchisees;

                 (ii) Provide HCC with all that is required by HCC to process all reservations (including all reservations made electronically or by voice, through the use of a central reservation "800" phone number, inclusive of no-shows, cancellations and non-commissionable transactions) made by HCC Travel Agents with Participant and its affiliates and franchisees no less often than on a semi-monthly basis such data being complete and accurate to the best of Participant's knowledge and ability and inclusive of all of the information to permit HCC to provide the clearinghouse services described in Section 2.1 hereof and, without limitation, being such information as set forth on Exhibit A hereof; and permit and authorize HCC to obtain and use such data concerning such reservations made with Participant and its affiliates and franchisees except such data designated as confidential pursuant to Section 7 hereof;

                 (iii) Pay, pursuant to this Agreement, all Travel Agent Commissions reported to HCC for processing pursuant to this Agreement;

                 (iv) Continually use its best efforts to cause each of its franchisees and affiliates to fully and timely participate in the HCC System pursuant to this Agreement;

                 (vi) Permit HCC to use its name as an entity participating in the HCC System.

         2.3 Implementation of The HCC System. HCC will proceed with the implementation of the HCC System between HCC Travel Agents and Participant
pursuant to a mutually agreed upon schedule.    However, Participant shall not
be obligated to process transactions pursuant to this Agreement until January 1, 1996.

         2.4 Modification or Enhancement of the HCC System or Participant System. HCC may in its sole discretion modify the operation or enhance the capability of the HCC System, and Participant agrees to cooperate with HCC in all modifications and enhancements of the HCC System. If Participant determines that such modification or enhancement is likely to require Participant to make significant modifications to its central reservation system (any such modifications to be at Participant's sole expense), HCC will provide at least ninety (90) days' prior notice to Participant of such modification or enhancement and Participant may, at its option, terminate this Agreement upon sixty (60) days notice to HCC.

SECTION 3.       FEES, COSTS, AND PAYMENTS

         3.1 Fees for Processing HCC Travel Agent Commissions. Participant shall pay HCC monthly transaction fees for processing HCC Travel Agent Commissions ("HCC Travel Agent Transaction Fees") of U.S. Ten Cents ($.10) per HCC Travel Agent Commissionable Reservation.

         3.2 Commission Payments. HCC shall pay HCC Travel Agent Commissions in the travel agent's local currency.


         3.3 Disputed Commissions. HCC will provide Participant and HCC Travel Agents with periodic reports indicated under Section 2.1(iv) that will indicate any exceptions to HCC Travel Agent Commissions, based on discrepancies between information given HCC by Participant compared to other information available to HCC. With respect to all exceptions as to which Participant provides supporting documentation, HCC will forward such documentation to the appropriate HCC Travel Agent(s), and the HCC Travel Agents involved may pursue such dispute directly with Participant('s) franchisees, but HCC will not have any liability to either Participant or any travel agent (HCC or non- HCC) with respect to the resolution of any disputed commission. No dispute concerning any travel agent commissions will in any way affect or reduce the obligations of Participant to (i) timely pay all other HCC Travel Agent Commissions reported to HCC for processing and (ii) timely pay to HCC all Transaction Fees and other fees, costs and additional expenses owed by Participant under this Agreement.

         3.4     [deleted by amendment]

         3.5     [deleted by amendment]


         SECTION 4.       TERM

         4.1 Term of Agreement. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall expire [*] after the date of this Agreement. However, this Agreement will be automatically renewed and extended for additional twelve (12) month periods unless, at least thirty (30) days prior to the expiration of the initial term of this Agreement or any additional twelve (12) month period, either party provides written notice to the other of its decision not to renew and extend.

         SECTION 5.       TERMINATION

         5.1 Termination Upon Default. Upon the occurrence of an Event of Default (as defined below) by either party and the failure of such party to cure such default after notice and opportunity to cure as provided by Section
6.3 below, the nondefaulting party may terminate this Agreement at any time.

         5.2 Termination Upon Participant Ceasing to be a Shareholder of HCC. In the event Participant shall cease to be a shareholder of HCC, this Agreement shall terminate effective that date.

         5.3 Suspension of Status. Upon the occurrence of an Event of Default by Participant and the failure of Participant to cure such default after notice and opportunity to cure as provided by Section 6.3 below, then, if HCC does not terminate this Agreement under Section 5.1, until such time as such Event of Default is cured HCC shall have the right to suspend the status of Participant as a Participating Entity and to notify all HCC Travel Agents of such default and suspension through central reservation systems or otherwise.

SECTION 6.       DEFAULT

         6.1 Events of Default. Subject to Section 6.2 below, any one of the following will be considered an Event of Default:

                 (i) The failure of either party to pay any amount due hereunder within the time required;

                 (ii) The failure of Participant or HCC to satisfy the obligations set forth in this Agreement;

                 (iii) The refusal or failure of either party to perform diligently and in good faith each and every material provision of this Agreement;

                 (iv) The commencement by either party of a voluntary case under Chapter 11 or 7 of the United States Bankruptcy Code, as from time to time in effect, the commencement against either party of an involuntary case under said Chapter 11 or 7, either party seeking relief as a debtor under any applicable law, other than said Chapter 11 or 7, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification of the rights of creditors, the entry of a court order adjudging the party bankrupt or insolvent, ordering its liquidation or reorganization or assuming custody or appointing a receiver or other custodian of its property, or its making an assignment for the benefit of, or entering into a composition with, its creditors.

         Any such Event of Default shall not relieve the defaulting party from any of its obligations hereunder, and the non-defaulting party shall, except as provided in this Agreement, be entitled to whatever remedies at law or in equity are available to it.

         6.2 Force Majeure. It will not constitute an Event of Default if such event listed in Section 6.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 6.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

         6.3 Cure Period. Upon the occurrence of an Event of Default, the non-defaulting party will give written notice to the defaulting party specifying the alleged default. In the case of a monetary default by Participant, Participant will only be allowed to cure such default within two (2) business days after receipt of such notice, by delivering that amount owed to HCC in good funds into HCC's bank account. In all other instances, the defaulting party will be entitled to fifteen (15) days from receipt of notice within which to cure the default.

SECTION 7.       CONFIDENTIALITY

         7.1 Proprietary Information. During the term of this Agreement, it is acknowledged by Participant and HCC that each may receive confidential and proprietary information that is the property of the other party. All such confidential and proprietary information will be marked or otherwise identified as such and will be treated as confidential and proprietary subject only to disclosure where required by law. Such designation may be removed by each party making the designation. Participant acknowledges that it will have no access to and will not use the HCC System or related property, other than as specifically provided for in this Agreement, and that such system and related property is confidential and proprietary property of HCC. Any use of HCC service marks or trade names by Participant is subject to prior written approval of HCC, provided, that Participant may describe the HCC System contemplated by this Agreement in its franchise offering circular and other materials as required by state or federal law. Unless otherwise provided herein, any use of Participant's service marks or trade names by HCC is subject to prior written approval of Participant. The provisions of this Section 7.1 will remain binding and in force and effect as long as such information remains confidential (other than by breach of this Agreement), notwithstanding the expiration or termination of this Agreement at any time.

SECTION 8.       INDEMNIFICATION

         8.1 Indemnification in the Event of Certain Losses. Participant agrees to indemnify and hold harmless HCC and HCC's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring as a result of or arising out of a material breach of this Agreement on account of Participant's (or its affiliates or franchisees) fault, to the extent not caused by the fault of HCC ("HCC's Losses"). HCC agrees to indemnify and hold harmless Participant, and Participant's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("Participant's Losses") occurring as a result of or arising out of a material breach of this Agreement on account of HCC's fault to the extent not caused by the fault of Participant. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this
Section 8.1, such indemnified party will give prompt notice thereof to the indemnifying party and the indemnifying party will be entitled to participate therein or, to the extent that it wishes, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement. Whether or not the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable for any compromise or settlement of any such action or claim effected without its consent (which shall not be unreasonably withheld).

SECTION 9.       DISCLAIMER OF WARRANTIES

         9.1 Waiver of Warranties. HCC WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY FALSIFICATIONS OR INACCURACIES IN THE DATA PROVIDED BY PARTICIPANT OR THE INFORMATION PROCESSED BY OR THROUGH THE HCC SYSTEM NOR WILL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE DATA OR THE PAYMENT OF COMMISSIONS UNLESS EXPRESSLY SET FORTH HEREIN. EXCEPT WITH RESPECT TO ANY MISHANDLING OR IMPROPER PAYMENT OF FUNDS PAID TO HCC BY PARTICIPANT AND EXCEPT TO THE EXTENT RESULTING FROM HCC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY HCC AND WAIVED BY PARTICIPANT.

         9.2 No Consequential Damages. Except with respect to the indemnification provisions set forth in Section 8.1 hereof, neither party will be liable to the other for any consequential damages caused or resulting from any breach of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

SECTION 10.      MISCELLANEOUS

         10.1 Arbitration of Disputes. Any controversy or claim arising out of or relating to this contract, or the breach thereof, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Each party will select one arbitrator within thirty (30) days of notice of the dispute, and the two (2) arbitrators selected shall select a third neutral arbitrator within thirty (30) days after the second arbitrator is chosen. All reasonable and necessary costs and fees (including attorney's fees) incurred in connection with the arbitration will be borne by the losing party or assessed in the award as otherwise deemed appropriate by the arbitrators. If the demand for arbitration is initiated by Participant, venue of the arbitration proceedings will be determined by HCC. If the demand for arbitration is initiated by HCC, venue of the arbitration proceedings will be determined by Participant.

         10.2 Non-Exclusive Agreement. Each party acknowledges that this is not an exclusive agreement with respect to reservations commissions clearinghouse services and that each party may contract with other parties providing same or similar services.

         10.3 Status of Parties. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length. HCC will not be deemed by this Agreement to be granting a license to Participant with respect to the HCC System or any software or service mark related thereto, or otherwise, this being a contract for the use and rendering of services only.

         10.4 Assignment. This Agreement is not assignable by HCC or Participant without the prior written consent of the non-assigning party, and such consent shall not be unreasonably withheld or delayed provided that Participant may assign this Agreement in connection with the sale of its reservation system or franchise system and either party may assign this Agreement without consent in the event of a merger, consolidation, or sale of substantially all of its assets.

         10.5 Notices. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered, (b) deposited in the United States mail, first- class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, (d) sent by telecopy with confirmation of receipt of telecopy to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other communications (except in the case of electronically transmitted data) shall be addressed as follows:

  IF TO HCC:                                 IF TO PARTICIPANT:

  3811 Turtle Creek Blvd.                    10750 Columbia Pike
  Suite 1100                                 Silver Spring, MD 20901
  Dallas, TX 75219
  Attention: John F. Davis, III              Attention: General Counsel
  (if by telecopy to:                        (if by telecopy to: (301) 905-4007)
  (214) 528-5675)                            cc:     James R. Yoakum
                                                      10750 Columbia Pike
                                                      Silver Spring, MD 20901

or such persons or addresses as any party may request by notice duly given hereunder.

Except as otherwise specified herein, notices will be deemed given and received when received.

         10.6 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. Subject to the agreement to arbitrate and the jurisdiction and venue provisions set forth in Section 10.1 hereof, any action brought relating to or arising out of this Agreement must be brought in the state or federal courts situated in the county and state of the residence or principal place of business of the party against whom the action is brought (or any of them, if more than one).

         10.7 Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between HCC and Participant with respect to the provision of services under the HCC System and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement that are not contained in this Agreement.

         10.8 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

         10.9 Confidentiality of the Agreement. The parties agree that the terms and provisions of this Agreement will be kept confidential and shall be disclosed only to those persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity.

AGREED to as of the date first written above.


THE HOTEL CLEARING CORPORATION        CHOICE HOTELS INTERNATIONAL, INC.


By:                                   By:
   ---------------------------           -------------------------------
   John F. Davis, III,
   President                          Its:

                                  EXHIBIT "A"


            Initial Information to be Provided by Participant to HCC


The fields in each commission record are the following:

-Record identifier                required                   validated
-Chain record number              required                   check for duplicates
-Chain/Brand code                 required                   validated
-Booking source                   required                   validated
-Property ID                      required                   validated
-PNR Number                       optional                   no checks
-Confirmation number              required                   validated presence
-Cancellation number              optional                   no checks
-Corporate ID number              optional                   no checks
-Subscriber IATA number           required                   validated HCC User
-Group/Guest last name            required                   validated presence
-Group/Guest first name           optional                   no checks
-Status code                      required                   validated
-Reason code                      optional                   if present, validate
-Arrival date                     required                   validated, no future
-Departure date                   required                   validated, no future
-Number of nights                 required                   validated presence
-Number of rooms                  required                   validated presence
-Commissionable revenue           required                   validated, no neg.
-Gross Commission                 required                   validated, no neg.
-Adjustment amount                required                   validated presence
-Net Commission due               required                   validate computation
-Currency code                    required                   validated
-Comments                         optional                   no checks